Exhibit 10.7

WARRANT SUBSCRIPTION AGREEMENT

by and among

XCHG LIMITED

and

THE OTHER PARTIES NAMED HEREIN

Signing Date: August 4, 2023

TABLE OF CONTENTS

1.	GENERAL MATTERS	2
2.	TRANSACTION	2
3.	REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS	3
4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS	3
5.	CONDITIONS TO THE INVESTORS’ OBLIGATIONS AT CLOSING	3
6.	CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING	5
7.	COVENANTS	5
8.	INDEMNITY	6
9.	TERMINATION	7
10.	GENERAL PROVISIONS	7

LIST OF SCHEDULES AND EXHIBITS

Schedule A	Definitions
Schedule B	List of Investors
Schedule C	Representations and Warranties of the Warrantors
Schedule D-1	List of Major Subsidiaries
Schedule D-2	List of Founders and Founder Entities
Schedule D-3	List of Group Companies
Schedule E	Capitalization Table of the Company
Schedule F	Addresses for Notice
Exhibit A	Form of Warrants
Exhibit B	Form of Investors’ Rights Agreement
Exhibit C	Form of Memorandum and Articles of Association
Exhibit D	Form of Indemnification Agreement

i

WARRANT SUBSCRIPTION AGREEMENT

This Warrant Subscription Agreement (this “Agreement”) is entered into as of August 4, 2023 among the following parties:

A.            XCHG Limited, an exempted company incorporated with limited liability under the Laws of Cayman Islands (the “Company”) with a registered address at the offices of ICS Corporate Services (Cayman) Limited, 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands;

B.            The entities set forth in Schedule D-1 (collectively, the “Major Subsidiaries” and each, a “Major Subsidiary”);

C.            Wuxi Shenqi Leye Private Equity Funds Partnership L.P. (无锡神骐乐业私募 基金合伙企业(有限合伙)), a limited partnership incorporated under the Laws of the PRC (“58”);

D.	Shell Ventures Company Limited (壳牌资本有限公司) (“Shell”);

E.             Mobility Innovation Fund, LLC (“SAIC”; collectively with 58 and Shell, the “Investors”, and each an “Investor”); and

F.            The individuals set forth in Schedule D-2 (collectively the “Founders” and each a “Founder”) and the entities owned by such individuals as set forth opposite such individuals’ names in Schedule D-2 (collectively the “Founder Entities” and each a “Founder Entity”).

The Company, the Major Subsidiaries, the Investors, the Founder Entities and the Founders are collectively referred to as the “Parties”, and each, a “Party”.

RECITALS

WHEREAS, on or prior to the Closing, the Group Companies, their respective shareholders and other relevant parties shall have carried out a series of actions and steps as set forth in the Restructuring Agreement so that the Company will directly or indirectly own or Control all other Group Companies on or prior to the Closing (the “Restructuring”).

WHEREAS, (i) 58 has provided the Beijing Entity with a convertible loan in a total principal amount of RMB50,000,000 on the terms and conditions contained in the Convertible Loan Investment Agreement (可转债投资协议) entered into by and among Beijing Entity, the Founders, 58, Shell and certain other parties on June 20, 2023 (the “Onshore CB Agreement”); (ii) Shell has provided the Beijing Entity with a convertible loan in a total principal amount of RMB15,000,000 on the terms and conditions contained in the Onshore CB Agreement; and (iii) SAIC has provided the Company with a convertible loan in a total principal amount of USD2,000,000 and accordingly purchased a Convertible Promissory Note issued by the Company to SAIC on July 17, 2023 (the “Offshore Note”) on the terms and conditions contained in the Convertible Note Purchase Agreement entered into by and among the Company, SAIC, and certain other parties thereto on June 20, 2023 (collectively with the Offshore Note, the “Offshore CB Agreements”).

WHEREAS, the Company has agreed to issue to the Investors certain warrants to subscribe for the Warrant Shares, upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	GENERAL MATTERS

1.1            Definitions. Capitalized terms used herein without definition have the meanings assigned to them in Schedule A attached to this Agreement. Unless otherwise set forth in Schedule A, the use of any term defined in Schedule A in its uncapitalized form indicates that the words have their normal and general meaning.

2.	TRANSACTION.

2.1            Sale and Issuance of Warrants. Subject to the terms and conditions of this Agreement, each Investor, severally and not jointly, agrees with the Company to purchase at the Closing and the Company agrees with such Investor to issue to such Investor at the Closing a Warrant or Warrants to subscribe for certain number of Series B+ Preference Shares or New Financing Shares (as defined in the 58 Warrant II, if applicable) as set forth against such Investor’s name in Schedule B attached hereto (collectively, the “Warrant Shares”), at the purchase price set forth against such Investor’s name in Schedule B, on the terms and conditions contained in the Warrant(s) in the form and substance attached hereto as Exhibit A (collectively the “Warrants”, and each, a “Warrant”).

2.2	Closing and Delivery.

(a) The consummation of the purchase and issuance of the Warrants as contemplated under Section 2.1 (the “Closing”, and the date on which the Closing occurs, the “Closing Date”), with respect to each Investor, shall take place remotely via the exchange of documents and signatures as soon as reasonably practicable (but in any event within three (3) Business Days) after the satisfaction or waiver of each condition to the Closing set forth in Section 5 and Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as the Company and such Investor may mutually agree upon. The Company’s shareholding structure immediately prior to the Closing shall be as set forth in the Company’s capitalization table attached hereto as Schedule E.

(b) On the Closing Date, the Company shall deliver to each Investor a copy of the Company’s updated register of directors, certified by the secretary service provider of the Company as true and complete as of the date of the Closing and evidencing the appointment of the director as contemplated by Section 5.8 hereof.

(c) On the Closing Date, the Company shall deliver to each Investor the Warrant(s) duly executed and issued by the Company in favor of such Investor.

3.	REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS.

The Warrantors, jointly and severally, represent and warrant to each Investor the statements contained in Schedule C attached hereto on and after the date hereof until the Closing Date.

4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each Investor hereby, severally and not jointly, represents and warrants to the Company the following statements on and after the date hereof until the Closing Date:

4.1           Organization, Good Standing and Qualification. Such Investor is duly organized, validly existing and in good standing (to the extent applicable) under, and by virtue of, the Laws of the place of its incorporation or establishment. Such Investor is not in receivership or liquidation; no steps have been taken to enter into liquidation; and no petition has been presented for winding up such Investor.

4.2            Authorization. Such Investor has all requisite power and authority to execute and deliver the Transaction Agreements to which it is a party and to carry out and perform its obligations thereunder. All actions on the part of such Investor necessary for the authorization, execution, delivery and performance of the Transaction Agreements to which it is a party, has been taken or will be taken prior to the Closing.

4.3            Transaction Agreements. Each of the Transaction Agreements, when executed and delivered by such Investor, will constitute a valid and legally binding obligation of such Investor, subject as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar Laws affecting creditors’ rights generally and to general equitable principles.

4.4            No Conflict. Neither the execution nor the performance of this Agreement or any Transaction Agreement will conflict with or result in a breach of: (a) the constitutive documents of such Investor; (b) any agreement, arrangement, instrument, document or obligation to which such Investor is a party; or (c) any laws, regulations, rules, policies or orders to which such Investor is subject.

4.5            Purchase for Own Account. Such Investor is, or will be acquiring the Warrant(s) for its own account or the account of its Affiliates, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof (other than transfers to its Affiliates).

4.6            Status of Investor. Such Investor is (i) not a U.S. person within the meaning of Rule 902 of Regulation S under the Securities Act or purchasing the Warrant Shares outside the United States in compliance with Regulation S under the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, or (ii) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

5.	CONDITIONS TO THE INVESTORS’ OBLIGATIONS AT CLOSING.

The obligations of each Investor to consummate the Closing under Section 2 of this Agreement are subject to the fulfillment to the satisfaction of such Investor, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by such Investor:

5.1            Representations and Warranties. Each of the representations and warranties of the Warrantors contained in Section 3 hereof shall have been true and complete in all material respects when made and shall have been true and complete in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, except in either case for those representations and warranties that address matters only as of a particular earlier date, which representations will have been true and complete as of such particular date.

5.2            Performance. Each of the Warrantors shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Transaction Agreements that are required to be performed or complied with by it on or before the Closing.

5.3            No Prohibition; Authorizations. No provision of any applicable Laws shall prohibit the consummation of any transactions contemplated by the Transaction Agreements. All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body that are required in connection with the lawful issuance and sale of the Warrants (as applicable) pursuant to this Agreement shall have been obtained and effective as of the Closing.

5.4            Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by the Transaction Agreements that are required to be completed on or before the Closing and all documents incident thereto shall have been completed as of the Closing and shall be reasonably satisfactory in form and substance to such Investor.

5.5            No Material Adverse Effect. There shall have been no Material Adverse Effect since the date hereof.

5.6            Memorandum and Articles of Association. The Memorandum and Articles of Association in the form and substance attached hereto as Exhibit C shall have been duly adopted by all necessary action of Board and the members of the Company and shall become effective subject to and contingent as of the Closing.

5.7            Transaction Agreements. Each of the parties to the Transaction Agreements, other than the Investors, shall have executed and delivered such Transaction Agreements to the Investors.

5.8            Board of Directors. The Company shall have taken all necessary corporate actions such that immediately following the Closing Date, one (1) person shall be appointed by 58 as a director of the Company.

5.9            Indemnification Agreement. The Company shall have executed and delivered to 58 an Indemnification Agreement (“Indemnification Agreement”), which shall be in the form and substance attached hereto as Exhibit E.

5.10            Closing Certificate. The Warrantors shall have executed and delivered to such Investor at the Closing Date a certificate, in the form and substance agreed by such Investor and the Company, dated as of the Closing Date, stating that the conditions specified in this Section 5 have been fulfilled as of the Closing Date.

6.	CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.

The obligations of the Company to consummate the Closing applicable to each Investor are subject to the fulfillment, on or before the Closing, of each of the following conditions of such Investor, unless otherwise waived in writing by the Company.

6.1            Representations and Warranties. Each of the representations and warranties of such Investor contained in Section 4 hereof shall have been true and complete in all material respects when made and shall have been true and complete in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, except in either case for those representations and warranties that address matters only as of a particular earlier date, which representations will have been true and complete as of such particular date.

6.2            Performance. Such Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Transaction Agreements that are required to be performed or complied with by it on or before the Closing.

6.3            Transaction Agreements. Such Investor shall have executed and delivered to the Company the Transaction Agreements to which it is a party.

7.	COVENANTS.

7.1            Filing of the Memorandum and Articles of Association. The Company shall, and the Founders shall cause the Company to file the Memorandum and Articles of Association with the Registrar of Companies of the Cayman Islands and provide a stamped copy of such filed Memorandum and Articles of Association to the Investors within fifteen (15) Business Days following the Closing.

7.2            Restructuring. The Warrantors shall use their reasonable best efforts to cause steps of the Restructuring set out in the Restructuring Agreement (subject to necessary adjustment mutually agreed by the Investors or the Shareholders of the Company and the Company) to be duly completed pursuant to the timetable set forth therein, or any longer period as agreed by the Investors or the Shareholders of the Company and the Warrantors.

7.3	Confidentiality and Non-Disclosure.

(a) Confidential Information. The existence of the transaction hereof and the Transaction Agreements, and the terms and conditions of the Transaction Agreements and the negotiation thereof (collectively, the “Financing Terms”) shall be considered confidential information and shall not be disclosed by any Party to any third party except in accordance with the provisions set forth below. Such confidential information shall not be disclosed by any Party to any third party except in accordance with the provisions set forth below.

(b) Permitted Disclosures. In the event that any Party is requested by any Governmental Authority or becomes legally compelled (including, without limitation, pursuant to securities Laws and in connection with any legal, judicial, arbitration or administrative proceedings) to disclose the existence of this Agreement, any other Transaction Agreements, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 7.3, such Party (the “Disclosing Party”) shall to the extent practicable and permitted by Laws, provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all commercially reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy with respect to the information which is requested or legally required to be disclosed. In such event, the Disclosing Party shall furnish only that portion of the information which is requested or legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party. The Parties may disclose the existence of the transactions contemplated hereby and the terms and conditions thereof to its current or bona fide directors, officers, employees on a need-to-know basis, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys; provided that each such recipient shall be subject to either professional obligations to keep such information confidential or confidentiality obligations that are as restrictive as this Section 7.3. Each Investor may disclose the existence of such Investor’s proposed or actual investment in the Company and the Financing Terms to its legal advisors, fund manager, other funds managed by its fund manager and their respective auditors, counsel, directors, officers, employees on a need-to-know basis, shareholders or investor, Affiliates, current or bona fide prospective investors, shareholders and partners of such Investor or its Affiliates; provided that each such recipient shall be subject to customary confidentiality obligations.

7.4            Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Agreements, provided that except as expressly provided herein, no Party shall be obligated to grant any waiver of any condition or other waiver hereunder.

8.	INDEMNITY.

8.1            Survival. The representations and warranties of the Warrantors contained in Section 3 of this Agreement shall survive the Closing. The covenants and agreements of the Warrantors and each Investor set forth in this Agreement shall survive until fully performed or discharged in accordance with their terms.

8.2            General Indemnity. Subject to Section 8.3 below, each of the Warrantors covenants and agrees jointly and severally to indemnify and hold harmless each Investor, its Affiliates and its and their respective employees, officers, directors, and assigns (collectively, the “Indemnitee”), from and against any and all Indemnifiable Losses suffered by such Indemnitee, as incurred, insofar as the Indemnifiable Losses arise out of or are based upon: (a) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Warrantors in this Agreement, and (b) the failure of any of the Warrantors to perform or observe fully any covenant, agreement or other provision to be performed or observed by it pursuant to this Agreement and the Investors’ Rights Agreement. The rights contained in this Section 8.2 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

8.3            Procedure. If any Indemnitee believes that it has any claim pursuant to Section 8.2, it shall promptly give written notice thereof to the Warrantors stating specifically the basis on which such claim is being made, the material facts related thereto, and the amount asserted thereunder; provided that any failure of such Indemnitee to give aforesaid written notice shall not be deemed as waiver of such claim. Any Warrantor will have the right to participate in, and, to the extent it so desires, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee. Such participation made by any Warrantor to assume the defense shall not be deemed an acknowledgement that such Warrantor is subject to indemnification hereunder.

9.	TERMINATION.

9.1            Termination of Agreement. This Agreement may be terminated with respect to all Parties prior to the Closing by mutual written consent of the Company and all of the Investors. In the event that, the maturity date of the convertible loan provided by any Investor to Beijing Entity or the Company arrives prior to the Closing in accordance with the Onshore CB Agreement or the Offshore CB Agreements (as the case may be), this Agreement shall automatically be terminated between such Investor and the Warrantors, without affecting the effectiveness of this Agreement among the Warrantors and other Investors.

9.2            Effect of Termination. If this Agreement is terminated pursuant to the provision of Section 9.1, this Agreement shall immediately be of no further force or effect and none of any Parties hereto shall have any future obligation under this Agreement, provided that: (i) Section 7.3 (Confidentiality and Non-Disclosure), this Section 9.2 (Effect of Termination) and Section 10 (General Provisions) shall remain in full force and effect and survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary, nothing herein shall relieve any such Party from liability for any breach of this Agreement occurring prior to such termination.

10.	GENERAL PROVISIONS.

10.1            Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by any Party without the prior written consents of the other Parties.

10.2            No Third Party Beneficiaries; No Partnership. Any Person who is not a party to this Agreement shall not have any right under this Agreement, nor shall any such person be entitled to enforce any provision of this Agreement, in each case whether by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) or otherwise. Nothing in this Agreement shall be deemed to constitute a partnership among any of the Parties hereto.

10.3            Governing Law. Unless stated otherwise, this Agreement, and any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation, including any non-contractual disputes or claims, will be exclusively governed by and construed in accordance with the laws of Hong Kong, excluding conflict of law rules.

10.4            Dispute Resolution. The Parties hereto agree to use reasonable efforts to resolve any disputes arising out of or relating to this Agreement through consultation. In the event that the parties are unable to resolve a dispute arising hereunder within thirty (30) days after the issuance of notice with respect to the aforementioned consultation by any Party hereof to any other Party, such dispute (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English. The governing law of this arbitration clause shall be the Laws of Hong Kong. The parties hereto agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the parties or over the parties’ assets wherever the same may be located. All fees, costs and expenses (including attorney’s fees and expenses) incurred by any Party in connection with the arbitration shall be borne by the losing Party, or the Party as designated by the tribunal. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes arising out of or relating to this Agreement. Nothing in this Section 10.4 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 10.4.

10.5            Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

10.6            Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

10.7            Notices. Except as may be otherwise provided herein, all notices and other communications given, delivered or made pursuant to this Agreement shall be in writing and shall be deemed effectively given, delivered or made upon the earliest of actual receipt of: (a) personal delivery to the party to be notified, (b) when sent, if sent by email or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, or (c) one (1) Business Day after deposit with an internationally-recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses, facsimile numbers or emails as set forth in Schedule F. If no facsimile number or email is listed for a party, notices and communications given, delivered or made by facsimile or email, as the case may be, shall not be deemed effectively given, delivered or made to such party. If a notice or other communication is sent via an approach other than email, a copy of such notice shall be sent via email to the recipient.

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.7, by giving the other parties written notice of the new address in the manner set forth above.

10.8            Fees and Expenses. Each Party shall pay all of its own costs, expenses and any Tax of any nature that is required by any applicable Laws to be paid by such Party incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Agreements and the transactions contemplated hereby and thereby.

10.9            Amendments and Waivers. Prior to the Closing, this Agreement may be amended only with the prior written consent of each Party hereto. Following the Closing, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this Section 10.9 shall be binding upon the Investors and each transferee of the Warrants, each future holder of all such securities, and the Company.

10.10            Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

10.11            Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by Law or otherwise afforded to the parties shall be cumulative and not alternative.

10.12            Entire Agreement. This Agreement, the Memorandum and Articles of Association, the other Transaction Agreements and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of confidentiality and non-disclosure agreements entered into prior to the date of this Agreement, and such confidentiality and non-disclosure agreements shall continue in full force and effect until terminated in accordance with its terms contained therein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

THE COMPANY:

XCHG Limited

	By:	/s/ Yifei Hou
	Name:	Yifei Hou
	Title:	Director

SIGNATURE PAGE TO THE WARRANT SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

MAJOR SUBSIDIARY:

Xcar Limited

By:	/s/ Yifei Hou
Name:	Yifei Hou
Title:	Director

SIGNATURE PAGE TO THE WARRANT SUBSCRIPTION AGREEMENT

fN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

MAJOR SUBSIDIARY:

XCHARGE HK LIMITED

By:	/s/ Yifei Hou
Name:	Yifei Hou
Title:	Director

SIGNATURE PAGE TO THE WARRANT SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

MAJOR SUBSIDIARY:

By:	/s/ Rui Ding
Name:	Rui Ding
Title:	Legal Representative

SIGNATURE PAGE TO THE WARRANT SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

INVESTORS:

By:	/s/ Lihua Fu
Name:	Lihua Fu
Title:	Representative of Partner

SIGNATURE PAGE TO THE WARRANT SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

INVESTORS:

By:	/s/ Qi Ren
Name:	Qi Ren
Title:	Legal Representative

SIGNATURE PAGE TO THE WARRANT SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

INVESTORS:

Mobility Innovation Fund, LLC

By:	/s/ Wenhua Huang
Name:	Wenhua Huang
Title:	Managing Partner

By:	/s/ Pin Ni
Name:	Pin Ni
Title:	Managing Partner

SIGNATURE PAGE TO THE WARRANT SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

FOUNDER:

Yifei Hou

/s/ Yifei Hou

FOUNDER ENTITY:

Future EV Limited

By:	/s/ Yifei Hou
Name:	Yifei Hou
Title:	Director

SIGNATURE PAGE TO THE WARRANT SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

FOUNDER:

Rui Ding

/s/ Rui Ding

FOUNDER ENTITY:

Next EV Limited

By:	/s/ Rui Ding
Name:	Rui Ding
Title:	Director

SIGNATURE PAGE TO THE WARRANT SUBSCRIPTION AGREEMENT

SCHEDULE A

Definitions

“Affiliate(s)” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include any Person who holds shares as a nominee for the Investor, and (c) in respect of an Investor, shall also include (i) any shareholder of the Investor, (ii) any entity or individual which has a direct and indirect interest in the Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof, (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed or advised by the Investor or its fund manager, (iv) the relatives of any individual referred to in (ii) above, and (v) any trust Controlled by or held for the benefit of such individuals. For the avoidance of doubt, no Investor shall be deemed to be an Affiliate of any Group Company.

“Agreement” has the meaning given to that term in the introductory paragraph of this Agreement.

“Beijing Entity” has the meaning given to that term in Schedule D attached to this Agreement.

“Board” shall mean the board of directors of the Company.

“Business Day” or “business day” shall mean any day that is not a Saturday, Sunday, legal holiday or a day on which banks are required to be closed in the PRC, the Cayman Islands and Hong Kong.

“BVI” means the British Virgin Islands.

“BVI Entity” has the meaning given to that term in Schedule D attached to this Agreement.

“Closing” has the meaning given to that term in Section 2.2(a) of this Agreement.

“Closing Date” has the meaning given to that term in Section 2.2(a) of this Agreement.

“Company” has the meaning given to that term in introductory paragraph of this Agreement.

“Consents” shall mean any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

Schedule A

“Control”, with respect to any party, shall have the meaning given to that term in Rule 405 under the Securities Act, and shall be deemed to exist for any party (a) when such party holds at least twenty percent (20%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party, or (b) over other members of such party’s immediate family members, or (c) when such party possesses the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, or (d) such party possesses the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person, or power to control the composition of the board of directors or similar governing body of such Person. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Conversion Shares” shall mean the Ordinary Shares issuable upon conversion of any Warrant Shares.

“Disclosing Party” has the meaning given to that term in Section 7.3(b) of this Agreement.

“Domestic Transaction Documents” shall mean the Shareholders’ and Convertible Loan Investors’ Rights Agreement (股东及可转债投资人权利协议) entered into by and among Beijing Entity, the Founders, 58, Shell and certain other parties on June 20, 2023 and its amendment or restatement from time to time and any other written or oral agreement, arrangement or understanding under which any Investor is granted rights or privileges relating to the Beijing Entity.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“ESOP” has the meaning given to that term in the Investor’s Rights Agreement.

“ESOP Shares” has the meaning given to that term in the Investor’s Rights Agreement.

“Financing Terms” has the meaning given to that term in Section 7.3(a) of this Agreement.

“Founder(s)” has the meaning given to such term in introductory paragraph of this Agreement.

“Founder Entity” or “Founder Entities” has the meaning given to such term in introductory paragraph of this Agreement.

“German Entity” shall mean XCharge Europe GmbH.

“Governmental Authority” shall mean (i) any nation, government, federation, province or state or any other political subdivision thereof, or any national, provincial, municipal, local or foreign government or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any Governmental Authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, Hong Kong or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization, (ii) any public international organization, (iii) any agency, division, bureau, department or other sector of any government, entity or organization described in the foregoing (i) or (ii) of this definition, or (iv) any state-owned or state-controlled enterprise or other entity owned or controlled by any government, entity or organization described in (i), (ii) or (iii) of this definition.

Schedule A

“Governmental Order” shall mean any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Companies” shall mean the Company and any other direct or indirect Subsidiary of the Company, each of such Group Companies being referred to as a “Group Company”.

“HK Entity” has the meaning given to that term in Schedule D-1 of this Agreement.

“HKIAC” has the meaning given to that term in Section 10.4 of this Agreement.

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the PRC.

“Indemnifiable Loss” or “Indemnifiable Losses” shall mean, with respect to any Person, any direct action, claim, cost, damage, deficiency, diminution in value, disbursement, expense, liability, loss, obligation, penalty or settlement of any kind or nature imposed on or otherwise incurred or suffered by such Person, including without limitation, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement and Taxes payable by such Person by reason of the indemnification.

“Indemnification Agreement” has the meaning given to that term in Section 5.9 of this Agreement.

“Indemnitee” has the meaning given to that term in Section 8.2 of this Agreement.

“Investors” or “Investor” have the meanings given to those terms in introductory paragraph of this Agreement.

“Investors’ Rights Agreement” shall mean the Amended and Restated Investors’ Rights Agreement entered into by and among the Parties and other relevant party or parties named therein on the date of this Agreement in the form and substance attached hereto as Exhibit B.

“Law” or “Laws” shall mean any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any Governmental Order.

“Liability” shall mean, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether directly incurred or consequential, whether due or to become due and whether or not required under U.S. GAAP to be accrued on the financial statements of such Person.

Schedule A

“Lien” shall mean any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, law, equity or otherwise.

“Major Subsidiaries” or “Major Subsidiary” has the meaning given to that term in the introductory paragraphs of this Agreement.

“Material Adverse Effect” shall mean any (a) event, occurrence, fact, condition, change or development that has had, has, or could reasonably be expected to have a material adverse effect on the business, properties, assets, employees, operations, results of operations, condition (financial or otherwise), prospects or Liabilities of the Group Companies taken as a whole, (b) material impairment of the ability of any Warrantor to perform the material obligations of such Person hereunder or under any other Transaction Agreements, as applicable, or (c) material impairment of the validity or enforceability of this Agreement or any other Transaction Agreements against any Group Company or Founder. For the avoidance of doubt, Material Adverse Effect shall not include any material change or material effect directly or indirectly: (a) resulting from acts of war, terrorism, riots, civil disorders, rebellions or revolutions, interference by military authorities in the area where the Group Companies doing business on an ordinary basis; (b) related to natural disasters and acts of God, including earthquakes, wild fires, floods, mud slides, tsunamis, storms, pandemic (including COVID-19), and other similar force majeure events; (c) resulting from changes in political conditions that generally affect the industries in which the Group Companies operates, except where the foregoing changes have had a materially disproportionate effect with respect to the Group Companies as compared to other Persons then being affected in such industries; (d) resulting from changes in Laws; (e) resulting from any action taken by any Warrantor that is required or permitted pursuant to the Transaction Agreements.

“Memorandum and Articles of Association” shall mean the Second Amended and Restated Memorandum and Articles of Association of the Company to be approved and adopted by the Company in the form and substance attached hereto as Exhibit C, effective subject to and contingent upon the Closing.

“Non-Disclosing Party” has the meaning given to that term in Section 7.3(b) of this Agreement.

“Offshore CB Agreements” has the meaning given to that term in RECITALS of this Agreement.

“Offshore Note” has the meaning given to that term in RECITALS of this Agreement.

“Onshore CB Agreement” has the meaning given to that term in RECITALS of this Agreement.

“Ordinary Shares” shall mean the Ordinary Shares of the Company, nominal or par value US$0.00001 per share.

Schedule A

“Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

“PRC” shall mean the People’s Republic of China excluding, solely for the purposes of this Agreement, Hong Kong, the Macau Special Administrative Region and Taiwan.

“Preference Shares” shall mean the preference shares of the Company, nominal or par value US$0.00001 per share.

“Qualified IPO” has the meaning given to that term in the Investors’ Rights Agreement.

“Restructuring Agreement” shall mean the Restructuring Framework Agreement (重 组框架协议) entered into by and among the Company, Beijing Entity and other parties thereto on March 29, 2023.

“Restructuring” has the meaning given to that term in RECITALS of this Agreement.

“RMB” shall mean Renminbi, the lawful currency of the PRC.

“SAMR” shall mean the State Administration for Market Regulation of the PRC or, with respect to the issuance of any business license or filing or registration to be effected by or with the State Administration for Market Regulation, any Governmental Authority which is similarly competent to issue such business license or accept such filing or registration under the Laws of the PRC.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Series A Preference Shares” shall mean the Series A Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series A+ Preference Shares” shall mean the Series A+ Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series Angel Preference Shares” shall mean the Series Angel Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series B Preference Shares” shall mean the Series B Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series B+ Preference Shares” shall mean the Series B+ Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights set forth in the Memorandum and Articles of Association.

Schedule A

“Series Seed Preference Shares” shall mean the Series Seed Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights set forth in the Memorandum and Articles of Association.

“Subsidiary” or “subsidiary” shall mean, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50% interest in the profits or capital of such entity are owned or Controlled, directly or indirectly, by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IFRS or U.S. GAAP, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the BVI Entity, the HK Entity, the US Entity, the Beijing Entity and its subsidiaries, and any Subsidiary that the Company may establish or acquire from time to time.

“Tax” or “Taxes” shall mean (i) in the PRC: (A) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (B) all interest, penalties (administrative, civil or criminal), late payment surcharge or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A) above, and (C) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (A) and (B) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i) above.

“Transaction Agreements” shall mean this Agreement, the Restructuring Agreement, the Warrants, the Investors’ Rights Agreement, the Memorandum and Articles of Association, the Indemnification Agreement, the Onshore CB Agreement, the Domestic Transaction Documents, the Offshore CB Agreements, and each of the other agreements and documents required in connection with implementing the transactions contemplated by this Agreement.

“U.S.” or “United States” shall mean the United States of America. “US Entity” shall mean XCHARGE Energy USA Inc.

“U.S. GAAP” shall mean the accounting principles generally accepted in the United States.

“US$” or “USD” shall mean the currency of the United States of America.

“58 Warrant II” shall mean the Warrant to Purchase Preference Shares issued by the Company to 58 at the closing under this Agreement, whereby 58 is entitled to purchase certain number of Series B+ Preference Shares or New Financing Shares (as defined therein) at the purchase price of USD equivalent of RMB20,000,000 (deducting necessary bank charges, if any).

Schedule A

“Warrants” has the meaning given to that term in Section 2.1 of this Agreement.

“Warrant Shares” has the meaning given to that term in Section 2.1 of this Agreement.

“Warrantor(s)” shall mean the Company, the BVI Entity, the HK Entity, the Beijing Entity, the Founders and the Founder Entities, each of such Warrantors being referred to as a “Warrantor”.

Schedule A

SCHEDULE B

List of Investors

Name of Investors	Number of Warrant Shares	Purchase Price	Series of Preference Shares
Wuxi Shenqi Leye Private Equity Funds Partnership L.P. (无锡神骐乐业私募基金合伙企业(有限合伙))	84,104,289	USD equivalent of RMB30,000,00 0 (deducting necessary bank charges, if any) (as calculated pursuant to this Warrant)	Series B+ Preference Shares
	The number set forth in the 58 Warrant II	USD equivalent of RMB20,000,00 0 (deducting necessary bank charges, if any) (as calculated pursuant to this 58 Warrant II)	Series B+ Preference Shares or New Financing Shares (as defined in the 58 Warrant II)
Shell Ventures Company Limited (壳牌资本有限公司)	37,840,565	USD equivalent of RMB15,000,000 (deducting necessary bank charges, if any) (as calculated pursuant to this Warrant)	Series B+ Preference Shares
Mobility Innovation Fund, LLC	The number set forth in the Warrant to be held by SAIC	USD2,000,000	Series B+ Preference Shares

Schedule B

SCHEDULE C

REPRESENTATIONS AND WARRANTIES OF THE WARRANTORS

1.	Organization, Good Standing and Qualification.

Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Group Companies (other than companies established in the PRC, the US Entity and the German Entity) were formed solely to acquire and hold the Equity Securities in its Subsidiaries and since its formation has not engaged in any business.

2.	Capitalization.

2.1	Schedule E of this Agreement sets forth the capitalization table of the Company immediately prior to the Closing, in each case reflecting all then issued and outstanding Equity Securities of the Company on a fully-diluted basis, and the record and beneficial holders thereof.

2.2	Except for (a) the conversion privileges of the Preference Shares provided in the Memorandum and Articles of Association, (b) rights provided in the Transaction Agreements (if any), (c) the Warrants, (d) the ESOP Shares, (e) the Equity Securities of the Group Companies as set forth in Schedules D and E attached hereto, (1) there are no and on the Closing Date there shall be no other authorized or outstanding Equity Securities of any Group Company; (2) no Equity Securities of the Company are subject to any preemptive rights, rights of first refusal or other rights to purchase such Equity Securities or any other rights with respect to such Equity Securities, and (3) the Company is not a party or subject to any contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of the Company held by any Founder Parties. Except as contemplated under the Transaction Agreements, there are no voting or similar agreements which relate to the share capital of the Company.

2.3	All outstanding Equity Securities of each Group Company are duly authorized, validly issued in compliance with all applicable Laws, pre-emptive rights of any Person and are non-assessable. All share capital of each Group Company is free and clear of any and all Liens (except as provided under the Transaction Agreements). There are no (a) resolutions pending to increase the share capital of any Group Company or cause the liquidation, winding up, or dissolution of any Group Company or (b) dividends which have accrued or been declared but are unpaid by any Group Company.

2.4	For each Group Company that is incorporated in the PRC other than Beijing Entity, such Group Company’s registered capital has been fully paid and the payment of the registered capital of such Group Company is in full compliance with the applicable Laws and its constitutive documents, and no shareholder thereof has any obligation to make any further capital contribution to the Group Companies.

Schedule C

2.5	Schedule D-3 of this Agreement contains a true, correct and complete list of the Group Companies and such other Person in which the Company or any other Group Company owns any Equity Security, setting forth the name, jurisdiction of incorporation, names of its shareholders and the shareholding percentage of each such shareholder in such Group Company or Person. Except as set forth in Schedule D-3, no Group Company owns or Controls any Equity Security or interest in any other Person, and no Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person.

3.	Authorization.

Each Warrantor has all requisite power and authority to execute and deliver the Transaction Agreements to which it is a party and to carry out and perform its obligations thereunder. All action on the part of each party to the Transaction Agreements (other than the Investors) necessary for the authorization, execution and delivery of the Transaction Agreements, the performance of all obligations of each such party, and, in the case of the Company, the authorization, issuance, sale and delivery of the Warrants, has been taken or will be taken prior to the Closing Date. Each Transaction Agreement has been duly executed and delivered by each party thereto (other than the Investors) and constitutes valid and legally binding obligations of such party, enforceable against such party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.	No Conflicts.

The execution, delivery and performance of each Transaction Agreement by each party thereto (other than the Investors) do not, and the consummation by such party of the transactions contemplated thereby will not result in any material violation of, be in material conflict with, or constitute a material default under any Governmental Order, any provision of the constitutional documents of any Group Company, any applicable Laws.

5.	Valid Issuance of Warrant Shares and Conversion Shares.

The Warrant Shares have been reserved for issuance and, upon issuance in accordance with the terms of the Warrants, will be duly and validly issued and non-assessable, free from any Liens (except for those provided under applicable Laws and under the Transaction Agreements). The Conversion Shares have been reserved for issuance and, upon issuance in accordance with the terms of the Memorandum and Articles of Association, will be duly and validly issued and non-assessable, free from any Liens (except for those provided under applicable Laws and under the Transaction Agreements).

Schedule C

6.	Compliance.

Each of the Warrantors is and at all times has been in compliance with all Laws applicable to it or its business, properties or assets in all material aspects and no event has occurred or could be reasonably be expected and no circumstance exists or could reasonably be expected that, with or without notice or lapse of time or both, would reasonably be expected to result in material violation by any Warrantor of, or a material failure on the part of such Warrantor to comply with, any Law. Each of the Group Companies has obtained the approvals which are necessary for its respective business and operations as now conducted in all material aspects and each of such approvals is valid and in full force and effect.

Schedule C

SCHEDULE D

D-1     List of Major Subsidiaries

D-2     List of Founders and Founder Entities

D-3     List of Group Companies as of the Date hereof and the Closing

Schedule D

SCHEDULE E

Capitalization Table of the Company

Shareholder	Immediately before the Closing
	Number of Shares (assuming the warrants have been fully exercised	Percentage
Ordinary Shares
Future EV Limited	236,230,500	11.3704%
Next EV Limited	419,970,000	20.2142%
ESOP Shares (Reserved)	150,000,000	7.2199%
Series Angel Preference Shares
Shanghai Dingbei Enterprise Management Consulting L.P. (上海鼎北企业管理咨询合伙企业 (有限合伙))	37,500,000	1.8050%
Shanghai Dingpai Enterprise Management Consulting L.P. (上海鼎湃企业管理咨询合伙企业 (有限合伙))	37,500,000	1.8050%
Series Seed Preference Shares
Zhen Partners Fund IV L.P.	87,525,000	4.2128%
Foshan Hegao Zhixing XIV Equity Investment Center L.P. (佛山市和高智行十四号股权投资中心 (有限合伙))	87,525,000	4.2128%
Series A Preference Shares
GGV (Xcharge) Limited	240,000,000	11.5518%
Zhen Partners Fund IV L.P.	60,000,000	2.8880%
Series A+ Preference Shares
GGV (Xcharge) Limited	19,035,600	0.9162%
Zhen Partners Fund IV L.P.	11,700,900	0.5632%
Shanghai Yuanyan Enterprise Management Consulting L.P. (上海源彦企业管理咨询合伙企业 (有限合伙))	88,235,400	4.2470%
Series B Preference Shares
Beijing Foreign Economic and Trade Development Guidance Fund L.P. (北京外经贸发展引导基金 (有限合伙))	260,180,400	12.5232%

Schedule E

	Immediately before the Closing
	Number of
	Shares
Shareholder	(assuming the warrants have been fully exercised	Percentage
Shell Ventures Company Limited (壳牌资本有限 公司)	198,442,800	9.5516%
Chengdu Peikun Jingrong Venture Capital Partnership L.P. (成都沛坤菁蓉创业投资合伙企 业 (有限合伙))	66,147,600	3.1839%
Chengdu Peikun Songfu Technology Partnership L.P. (成都沛坤宋富科技合伙企业 (有限合伙))	22,049,100	1.0613%
Beijing China-US Green Investment Center L.P. (北京中美绿色投资中心 (有限合伙))	55,552,800	2.6739%
Total	2,077,595,100	100.0000%

Schedule E

SCHEDULE F

ADDRESSES FOR NOTICE

Schedule F

EXHIBIT A

Form of Warrants

Exhibit A

EXHIBIT B

Form of Investor’s Rights Agreement

Exhibit B

EXHIBIT C

Form of Memorandum and Articles of Association

Exhibit C

EXHIBIT D

Form of Indemnification Agreement

Exhibit D